Exhibit 99.20

Johnson & Johnson and Subsidiaries
    Supplementary Sales Data

    (Unaudited; Dollars in Millions)

                           FIRST   QUARTER
                                         Percent Change
                                             Opera-
                       2007  2006    Total   tions  Currency

Sales to customers by
segment of business
Consumer
    U.S.             $1,629 1,150   41.7%     41.7      -
    International     1,867 1,205   54.9      49.4    5.5
                     3,496  2,355   48.5      45.7    2.8

Pharmaceutical
     U.S.            4,034  3,701   9.0        9.0      -
     International   2,187  1,925  13.6        7.7    5.9
                     6,221  5,626  10.6        8.6    2.0
Med Devices & Diagnostics
     U.S.            2,584  2,520   2.5        2.5      -
     International   2,736  2,491   9.8        4.7    5.1
                     5,320  5,011   6.2        3.7    2.5

    U.S.             8,247  7,371  11.9       11.9      -
    International    6,790  5,621  20.8       15.4    5.4
    Worldwide      $15,037 12,992  15.7%      13.3    2.4



    Johnson & Johnson and Subsidiaries
    Supplementary Sales Data

    (Unaudited; Dollars in Millions)

                          FIRST   QUARTER
                                         Percent Change
                                             Opera-
                       2007  2006    Total   tions  Currency

Sales to customers by
geographic area
 U.S.               $8,247  7,371   11.9%     11.9     -

 Europe              3,812  3,071   24.1      15.0   9.1
 Western Hemisphere
  excluding U.S.     1,046    822   27.3      26.9   0.4
  Asia-Pacific,
   Africa            1,932  1,728   11.8      10.4   1.4
  International      6,790  5,621   20.8      15.4   5.4

    Worldwide      $15,037 12,992   15.7%     13.3   2.4


Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions
Except Per Share Figures)


                                    FIRST QUARTER
                             2007             2006
                            Percent          Percent   Percent
                      2007    to      2006     to      Increase
                    Amount   Sales   Amount   Sales   (Decrease)


Sales to customers  $15,037  100.0   $12,992   100.0    15.7
Cost of products
 sold                 4,385   29.1     3,612    27.8    21.4
Selling, marketing
 and administrative
 expenses             4,802   31.9     4,095    31.5    17.3
Research expense      1,652   11.0     1,532    11.8     7.8
In-process research &
 development            807    5.4        37     0.3
Interest (income)expense,
 net                    (33)  (0.2)     (181)   (1.4)
Other (income)expense,
 net                   (228)  (1.5)     (718)   (5.5)
Earnings before
 provision for
 taxes on income      3,652   24.3     4,615    35.5   (20.9)
Provision for taxes
 on income            1,079    7.2     1,310    10.1   (17.6)
Net earnings         $2,573   17.1    $3,305    25.4   (22.1)


Net earnings per share
 (Diluted)            $0.88            $1.10           (20.0)

Average shares outstanding
 (Diluted)          2,924.3          2,992.7

Effective tax rate    29.5%             28.4%


Adjusted earnings
 before provision
 for taxes and net
 earnings(A)
Earnings before
 provision for taxes on
 income             $4,459(1) 29.7    $4,030(2)  31.0   10.6
Net earnings        $3,380(1) 22.5    $2,966(2)  22.8   14.0
Net earnings per share
(Diluted)            $1.16(1)          $0.99(2)         17.2
Effective tax rate    24.2%             26.4%

(1) The difference between as reported earnings before provision for taxes on income, net earnings and net earnings per share
(diluted) is IPR&D of $807 million with no tax benefit and $0.28 per share, respectively.

(2) The difference between as reported earnings before provision for taxes on income, net earnings and net earnings per share (diluted) is the Guidant acquisition agreement termination fee income of $622 million, $368 million and $0.12 per share, respectively, and IPR&D of $37 million, $29 million and $0.01 per share, respectively.

(A)  NON-GAAP  FINANCIAL  MEASURES  "Adjusted  earnings
before  provision for taxes on income,"  "adjusted  net
earnings," "adjusted net earnings per share (diluted),"
and   "adjusted  effective  tax  rate"   are   non-GAAP
financial   measures  and  should  not  be   considered
replacements  for  GAAP results. The  Company  provides
earnings  before  provision for taxes  on  income,  net
earnings,   net  earnings  per  share  (diluted),   and
effective  tax  rate  on  an  adjusted  basis   because
management believes that these measures provide  useful
information to investors. Among other things, they  may
assist investors in evaluating the Company's results of
operations  period  over period.  In  various  periods,
these  measures  may  exclude such  items  as  business
development  activities (including IPR&D at acquisition
or  upon attainment of milestones and any extraordinary
expenses),     strategic    developments     (including
restructuring  and  product line changes),  significant
litigation,   and  changes  in  applicable   laws   and
regulations  (including significant accounting  or  tax
matters).   Special  items  may  be  highly   variable,
difficult to predict, and of a size that sometimes  has
substantial impact on the Company's reported results of
operations for a period. Management uses these measures
internally for planning, forecasting and evaluating the
performances  of  the  Company's businesses,  including
allocating resources and evaluating results relative to
employee   performance  compensation  targets.   Unlike
earnings  before  provision for taxes  on  income,  net
earnings,   net  earnings  per  share  (diluted),   and
effective  tax rate prepared in accordance  with  GAAP,
adjusted earnings before provision for taxes on income,
adjusted net earnings, adjusted net earnings per  share
(diluted), and adjusted effective tax rate may  not  be
comparable with the calculation of similar measures for
other companies. These non-GAAP financial measures  are
presented  solely  to permit investors  to  more  fully
understand  how management assesses the performance  of
the  Company.  The limitations of using these  non-GAAP
financial  measures as performance  measures  are  that
they  provide  a  view  of  the  Company's  results  of
operations  without  including  all  events  during   a
period,  such as the effects of an acquisition, merger-
related or other restructuring charges, or amortization
of   purchased  intangibles,  and  do  not  provide   a
comparable view of the Company's performance to other companies in the health care industry. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.